UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

CMGI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17. CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 23, 2006, Thomas Oberdorf informed CMGI, Inc. (the “Company”) that he is resigning as the Chief Financial Officer and Treasurer of the Company to pursue a new career opportunity. Mr. Oberdorf’s resignation shall be effective on June 9, 2006.

On May 25, 2006, the Company appointed David Riley to serve as Interim Chief Financial Officer and Treasurer beginning on the effective date of Mr. Oberdorf’s resignation. Mr. Riley served as a member of the Company’s finance staff since 2000, including as Director of Finance from 2000 to 2002 and as Vice President, Finance from 2002 to March 2006. From March 2006 to the present, Mr. Riley has served the Company as Special Assistant to the Chief Executive Officer. Mr. Riley’s current annualized salary is $178,200. Mr. Riley is also eligible to receive a cash bonus for fiscal year 2006 targeted at 30% of his base salary. The payment of the cash bonus is subject to the Company’s achievement of financial targets and Mr. Riley’s achievement of individual objectives and can range from 0% to 200% of target, based on performance levels achieved. Mr. Riley is 35 years old. There are no family relationships between Mr. Riley and any director or other executive officer of the Company.

A copy of the press release issued by the Company concerning the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Registrant, dated May 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: May 26, 2006	By:	/s/ Joseph C. Lawler
Joseph C. Lawler
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant, dated May 26, 2006.